UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

Cenntro Inc.
(Exact Name of Registrant as Specified in Charters)

Nevada	001-38544	93-2211556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

33 Wood Avenue South, Suite 600, PMB #3572
Iselin, New Jersey 08830
(Address of Principal Executive Offices, and Zip Code)

(732) 820-6757
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CENN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information disclosed in Item 3.02 below is incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed, on August 25, 2026, Cenntro Inc., a Nevada corporation (the “Company”) entered into securities purchase agreements (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Private Placement”), an aggregate of up to 12,800,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $3.773 per share of Common Stock, being the average Nasdaq official closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the date of the securities purchase agreements.

On September 14, 2026, the Company entered into the First Amendment to the Purchase Agreement (the “First Amendment”) by and among the Company and the Investors, which was approved by the Board of Directors of the Company on the same date, to increase the offering size from up to 12,800,000 shares of Common Stock, to up to an aggregate of US$57,047,760 to issue and sale an aggregate of up to 15,120,000 shares of Common Stock (the “Sale Shares”), at the same purchase price of $3.773 per Sale Share.

The foregoing summary of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a form of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

The Private Placement closed on September 15, 2026. The Company received aggregate gross proceeds of approximately $57,047,760 from the Private Placement and intends to use the proceeds for working capital and general corporate purposes. The Common Stock were issued and sold by the Company to the Investors in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, and Regulation S promulgated thereunder. Each Investor represented that it is not a “U.S. person” in accordance with Regulation S under the Securities Act. The Company did not engage in general solicitation or advertising and did not offer securities to the public in connection with the issuance and sale of the Common Stock described in this report.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. This report shall be deemed to be incorporated by reference into the registration statement of the Company on Form S-3 (File No. 333-292994) and to be a part thereof from the date on which this report is filed, to the extent not superseded by documents or reports subsequently filed or furnished.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibits Numbers	Description
10.1	Form of the First Amendment to Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2026

Cenntro Inc.

	By:	/s/ Peter Z. Wang
Name: Peter Z. Wang
Title: Chief Executive Officer